SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

PROGREEN PROPERTIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 North Old Woodward Ave., Suite 226, Birmingham, MI		48009
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (248) 530-0770

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2012, the Board of Directors of the Company adopted and approved the Company’s 2012 Employee Stock Option Plan (the “Plan”), which will be also submitted to our stockholders for approval. Our Board also approved, effective June 1, 2012, the award of restricted stock units under the Plan to our two directors and one employee as follows: an award of 3,000,000 restricted stock units to the Company’s Chief Executive Officer, Jan Telander; an award of 600,000 restricted stock units to Henrik Sellmann, a director of the Company; and an award of 600,000 restricted stock units to a consultant that is the manager of our real estate subsidiary and Secretary of the Company.

Restricted Stock Unit Agreements

The restricted stock units (“RSUs”) were awarded pursuant to restricted stock units agreements (“RSU Agreement”), which provide for a period of five years from the date of the award during which, once vesting conditions are satisfied, that the shares of our common stock underlying the RSU at the option of the holder of the RSU can be released.  The vesting conditions set forth in the three RSU Agreements approved June 1, 2012 are as follows:

The interest of the holder of the RSU’s pursuant to a RSU Agreement shall become non-forfeitable or vested in 1/3 increments on the later of (i) the first, second and third anniversary dates of the grant of the award, and (ii) the trading price of our common stock for a period of twenty days having equaled or exceeded $0.15 per share for the first annual vesting date, $0.25 per share for the second annual vesting date, and $0.35 per share for the third annual vesting date.

Description of the Plan

The following is a summary of certain provisions of the Plan and is qualified in its entirety by reference to the complete text of the Plan set forth in the exhibit to this report.

Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options  ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder.

The Plan also provides for restricted stock awards representing shares of common stock (“Restricted Shares”) that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee (as defined below) may determine ("Restricted Stock Awards"). In connection with issuance of any Restricted Shares, the Committee may (but shall not be obligated to) require the payment of a specified purchase price (which price may be less than Fair Market Value).

The Plan is administered by the Board of Directors or a committee (the "Committee") which is appointed by the Board of Directors from those of its members who are "non-employees" of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Subject to the provisions of the Plan, the Board of Directors, or the Committee, if one is appointed, has full authority to determine the persons to be granted options or Restricted Stock Awards under the Plan and the terms of Restricted Stock Awards, the number and purchase price of the shares represented by each option, the time or times at which the options may be exercised, and the terms and provisions of each option, which need not be uniform for all options.

Key employees of the Company or its subsidiaries, as determined by the Board or Committee, and non-employee directors of and consultants to the Company or its subsidiaries are eligible to receive options or Restricted Stock Awards under the Plan.  The Plan authorizes the Committee to grant, over a ten-year period, options or Restricted Stock Awards to purchase up to a maximum of 10,000,000 shares of the Company's common stock, subject to adjustment as described below. If any option expires or is terminated prior to its exercise in full and prior to the termination of the Plan, the shares subject to such unexercised option shall again be available for the grant of new options under the Plan. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Board of Directors and may consist entirely of cash, check, promissory note, other shares of common stock which (i) either have been owned by the option holder for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Corporation, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under the laws of Delaware.  In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

The term of each option will not be more than ten (10) years from the date of grant.  Options granted under the Plan may be exercised only during the continuance of the Participant's employment with the Company or one of its subsidiaries.  The Plan permits an outstanding ISO option to be exercised after termination of employment only to the extent that the option was exercisable on the date of termination but in no event beyond the original term of the option (i) within one year by the estate or rightful heir(s) of the optionee if the optionee's employment is terminated due to the optionee's death; (ii) within one year after the date of such termination if the termination is due to the optionee's Disability (as defined in the Plan); or (iii) within three months after the date of such termination if the termination was due to the optionee's Retirement (as defined in the Plan) or was for reasons other than death or Disability and other than "for cause" (as defined in the Plan).  Upon termination of an optionee's employment "for cause," any unexercised options held by the optionee will be forfeited.  In the event of the dissolution, liquidation or sale of all or substantially all of the assets of the Company, to the extent it has not been previously exercised an option will terminate immediately prior to the consummation of such proposed action.  In the event of the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option shall be substituted by such successor corporation or, if such successor corporation does not agree to assume the option or substitute an equivalent option, the Board shall provide for the option holder to have the right to exercise the option as to all of the optioned shares, including shares as to which the option would not otherwise be exercisable.

The number of shares subject to options and the option prices will be appropriately adjusted in the event of changes in the outstanding Company common stock by reason of stock dividends, recapitalizations, mergers, consolidations, stock splits and combinations of shares, and the like. The Board of Directors may at any time terminate or modify the Plan, except that without further approval of the shareholders the Board may not make any changes to the Plan which would materially increase the number of shares that may be issued under the Plan, materially modify the eligibility requirements for participation in the Plan, or require shareholder approval under the Delaware General Corporation Law, the Exchange Act, or the Code.

Options granted under the Plan may be in the form of "incentive stock options" which qualify as such under Section 422 of the Code or non-qualified stock options which do not meet the criteria for incentive stock options under Section 422. The tax treatment of stock options qualifying as incentive stock options may be more favorable to employees than that afforded to non-qualified stock options. Options granted under the Plan are, generally, transferable only by will or by the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee or by his legal representative in the event of his Disability. In its sole discretion, however, the Committee may permit an optionee to make certain transfers of non-qualified stock options, provided that the transfers are to "family members" and are not for value, as defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.11	2012 Employee Stock Option Plan, filed herewith.

10.12	Form of Restricted Stock Units Agreements, dated as of June 1, 2012, filed herewith.

SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                              PROGREEN PROPERTIES, INC.

Dated:  June 7, 2012            By:    /s/ Jan Telander
                                               Jan Telander, Chief Executive Officer